EXHIBIT 4.16

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture, dated as of November 9, 2006 (this “Supplemental Indenture” or “Guarantee”), among Northwest Diagnostic Imaging, Inc., a Georgia corporation (the “New Guarantor”), MedQuest, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), MQ Associates, Inc., a Delaware corporation (“Holdings”), the subsidiaries of the Company party to the Indenture (as hereinafter defined) (the “Subsidiary Guarantors”) and The Bank of New York, as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $180,000,000 of 11⅞% Senior Subordinated Notes due 2012 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture requires the Company to cause each Domestic Restricted Subsidiary created or acquired by the Company or one or more of its subsidiaries to execute and deliver to the Trustee a supplemental indenture, pursuant to which such Domestic Restricted Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company, Holdings and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, Holdings, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO BE BOUND.  The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.             GUARANTEE.  The New Guarantor as of the Guarantor Effective Date (as hereinafter defined) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, or otherwise, of the Obligations pursuant to Article Eleven of the Indenture.

4.             NOTICES.  All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

5.             PARTIES.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

6.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             SEVERABILITY CLAUSE.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

8.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

9.             COUNTERPARTS.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

10.           EFFECT OF HEADINGS.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

11.           TRUSTEE.  The Trustee makes no representations as to the validity or sufficiency (other than with respect to its due authorization, execution, delivery and enforceability) of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company, New Guarantor, Subsidiary Guarantors and Holdings and not of the Trustee.

12.           ADDITIONAL DEFINITIONS.  As used in this Supplemental Indenture, “Guarantor Effective Date” shall mean November 9, 2006.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Issuer

MEDQUEST, INC.

By:	/s/ C. Christian Winkle
Name:	C. Christian Winkle
Title:	Chief Executive Officer

Guarantors

MQ ASSOCIATES, INC.

By:	/s/ C. Christian Winkle
Name:	C. Christian Winkle
Title:	Chief Executive Officer

NORTHWEST DIAGNOSTIC IMAGING, INC.

By:	/s/ Todd E. Andrews
Name:	Todd E. Andrews
Title:	Treasurer

MEDQUEST ASSOCIATES, INC.

By:	/s/ C. Christian Winkle
Name:	C. Christian Winkle
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ANDERSON DIAGNOSTIC IMAGING, INC.
ASHEVILLE OPEN MRI, LLC
CABARRUS DIAGNOSTIC IMAGING, INC.
CAPE FEAR DIAGNOSTIC IMAGING, INC.
CAROLINA IMAGING, INC. OF FAYETTEVILLE
CHAPEL HILL DIAGNOSTIC IMAGING, INC.
FLORIDA DIAGNOSTIC IMAGING CENTER, INC.
GROVE DIAGNOSTIC IMAGING CENTER, INC.
CAROLINA MEDICAL IMAGING, LLC
OPEN MRI OF SIMPSONVILLE, LLC
SIMPSONVILLE OPEN MRI, LLC
EAST COOPER DIAGNOSTIC IMAGING, LLC
FARMFIELD DIAGNOSTIC IMAGING, LLC
FORT MILL DIAGNOSTIC IMAGING, LLC
TRICOM DIAGNOSTIC IMAGING, LLC
WEST ASHLEY DIAGNOSTIC IMAGING, LLC
COASTAL IMAGING, LLC
DURHAM DIAGNOSTIC IMAGING, LLC
JACKSONVILLE DIAGNOSTIC IMAGING, LLC
CAPE FEAR MOBILE IMAGING, LLC
LEXINGTON OPEN MRI, INC.
MECKLENBURG DIAGNOSTIC IMAGING, INC.
PHOENIX DIAGNOSTIC IMAGING, INC.
PIEDMONT IMAGING, INC. (FORSYTH)
PIEDMONT IMAGING, INC. (SPARTANBURG)
SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
TRIAD IMAGING, INC.
NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.
CAROLINAS DIAGNOSTIC IMAGING, INC.

PALMETTO IMAGING, INC., on behalf of itself and as sole member of:
   OPEN MRI & IMAGING OF FLORENCE, LLC and
   OPEN MRI OF MYRTLE BEACH, LLC

By:	/s/ Todd E. Andrews
	Name:	Todd E. Andrews
	Title:	Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

IMAGING SERVICES OF ALABAMA, INC.

BIOIMAGING AT CHARLOTTE, INC.

BIOIMAGING AT HARDING, INC.

BIOIMAGING OF COOL SPRINGS, INC.

CHATTANOOGA DIAGNOSTIC IMAGING, INC.

DOTHAN DIAGNOSTIC IMAGING, INC.

MRI & IMAGING OF WISCONSIN, INC.

OPEN MRI OF GEORGIA, INC.

OPEN MRI & IMAGING OF GEORGIA, INC.

ILLINOIS DIAGNSOTIC IMAGING, INC.

VIENNA DIAGNOSTIC IMAGING, INC.

WILLIAM S. WITT, INC.

WISCONSIN DIAGNOSTIC IMAGING, INC.

MONTGOMERY OPEN MRI, LLC

CAPE IMAGING, L.L.C.

BRIDGETON MRI AND IMAGING CENTER, LLC

KIRKWOOD MRI AND IMAGING CENTER, LLC

ST. PETERS MRI & IMAGING CENTER, LLC

OPEN MRI & IMAGING OF RICHMOND, LLC

RICHMOND WEST END DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF ALBANY, LLC

OPEN MRI & IMAGING OF ATHENS, LLC

ATHENS MRI, LLC

OPEN MRI OF ATLANTA, LLC

BUCKHEAD DIAGNOSTIC IMAGING, LLC

OPEN MRI OF CENTRAL GEORGIA, LLC

IMAGING CENTER OF CENTRAL GEORGIA, LLC

OPEN MRI & IMAGING OF CONYERS, LLC

CUMMING DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF DEKALB, LLC

CLAYTON OPEN MRI, LLC

TOWN & COUNTRY OPEN MRI, LLC

BRUNSWICK DIAGNOSTIC IMAGING, LLC

By:	/s/ Todd E. Andrews
	Name:	Todd E. Andrews
	Title:	Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BIRMINGHAM DIAGNOSTIC IMAGING, LLC

DULUTH DIAGNOSTIC IMAGING, LLC

DULUTH CT CENTER, LLC

DIAGNOSTIC IMAGING OF ATLANTA, LLC

OPEN MRI & IMAGING OF NORTH FULTON, LLC

OPEN MRI & IMAGING OF N.E. GEORGIA, LLC

OPEN MRI AND IMAGING OF SNELLVILLE, LLC

WEST PACES DIAGNOSTIC IMAGING, LLC

WOODSTOCK DIAGNOSTIC IMAGING, LLC

DIAGNOSTIC IMAGING OF HIRAM, LLC

DIAGNOSTIC IMAGING OF MARIETTA, LLC

DIAGNOSTIC IMAGING OF GEORGIA, LLC

OPEN MRI & IMAGING OF DOUGLASVILLE, LLC

HAPEVILLE DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF MACON, LLC

MIDTOWN DIAGNOSTIC IMAGING, LLC

MEDICAL SCHEDULING OF MISSOURI, LLC

KANSAS DIAGNOSTIC IMAGING, INC.

MISSOURI IMAGING, INC.

MOBILE OPEN MRI, INC.

OCCUPATIONAL SOLUTIONS, INC.

OPEN MRI & IMAGING OF RICHMOND, INC.

SUN VIEW HOLDINGS, INC.

TEXAS IMAGING SERVICES OF EL PASO, INC.

TYSON’S CORNER DIAGNOSTIC IMAGING, INC.

VIRGINIA DIAGNOSTIC IMAGING, INC.

By:	/s/ Todd E. Andrews
	Name:	Todd E. Andrews
	Title:	Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BANK OF NEW YORK, as Trustee

By:	/s/ Stacey B. Poindexter
Name:	Stacey B. Poindexter
Title: